Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
ConAgra Foods, Inc.:

We consent to the incorporation by reference in the registration statement No. 333‑198976 on Form S‑3 and registration statements Nos. 333‑70476, 333‑46962, 333‑46960, 333‑44426, 333‑78063, 333‑64633, 33‑50113, 33‑48295, 33‑28079, 2‑81244, 2‑96891, 33‑15815, 333‑17573, 33‑52330, 333‑17549, 33‑63061, 33‑37293, 333‑00997, 333‑162180, 333‑162137, 333‑162136, and 333-199109 on Form S‑8 of ConAgra Foods, Inc. (the Company) of our reports dated July 17, 2015, with respect to the consolidated balance sheets of the Company as of May 31, 2015 and May 25, 2014, and the related consolidated statements of operations, comprehensive income (loss), common stockholders’ equity, and cash flows for each of the years in the three‑year period ended May 31, 2015, the related consolidated financial statement schedule for each of the years in the three‑year period ended May 31, 2015, and the effectiveness of internal control over financial reporting as of May 31, 2015, which reports appear in the annual report on Form 10‑K of ConAgra Foods, Inc. for the fiscal year ended May 31, 2015.

/s/ KPMG LLP

Omaha, Nebraska
July 17, 2015